EXHIBIT 3.6
                                                                     -----------

                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 NATURADE, INC.

                                   (formerly)

                             SPRINGTON CAPITAL CORP.


                              ARTICLE I - OFFICES

         Section 1. The registered office of the corporation in the State of Delaware shall be at 11th Floor, Rodney Square North, 11th & Market Streets, Wilmington, Delaware, 19899.

         The registered agent in charge thereof shall be the Corporation Guarantee and Trust Company.

         Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                               ARTICLE II - SEAL

         Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware."

                      ARTICLE III - STOCKHOLDERS' MEETINGS

         Section 1. Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within or without this state, as may be selected from time to time by the Board of Directors.

         Section 2. Annual Meetings: The annual meeting of the stockholders shall be held on the 15th day of February in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10 o'clock A.M., when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held at such time thereafter as is convenient.

         Section 3. Election of Directors: Elections of the directors of the corporation shall be by written ballot.







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         Section 4. Special Meetings: A special meeting of the stockholders may be called at any time by the President, a majority of the members of the Board of Directors or one or more stockholders holding shares that in the aggregate are entitled to cast 10% or more of the votes at that meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

         Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

         Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat not less 10 nor more than 60 days before such meeting, unless a greater period of notice is required by statute in a particular case.

         Section 5. Quorum: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 6. Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

         Section 7. Notice of Meetings: Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall





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be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         Unless otherwise provided by law, written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 8. Consent in Lieu of Meetings: Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 9. List of Stockholders: The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 10. Voting. At all meetings of the stockholders, every registered owner of shares entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Corporation. At all elections of directors, the voting shall be by ballot. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have the power to appoint two or more persons to act as inspectors or tellers, to receive, canvass, and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

         Section 11. Chairman of meeting: The President, or in his absence, a Vice President shall preside at all meetings of the stockholders; and, in the absence of the President and Vice President, the Board of Directors may appoint any stockholder to act as chairman of the meeting.






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         Section 12. Secretary of meeting: The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; and, in his absence, the chairman may appoint any person to act as secretary of the meeting.

                             ARTICLE IV - DIRECTORS

         Section 1. The business and affairs of this corporation shall be managed by its Board of Directors consisting of at least 5 and no more than 7 directors. The directors need not be residents of this state or stockholders in the Corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal. The majority of the Board may appoint a Chairman who shall preside at all meetings of the Board and shall perform such other duties as may be prescribed hereunder or from time to time by the Board of Directors.

         Section 2. Annual Meetings: The annual meeting of the Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of the stockholders or immediately following any adjournment thereof for the purpose of the organization of the Board and the election or appointment of officers for the ensuing year and for the transaction of such other business as may conveniently and properly be brought before such meeting.

         Section 3. Regular Meetings: Regular meetings of the Board shall be held on February 15, May 15, August 15, and November 15 of each year, (or if any such day shall fail on a legal holiday or a Saturday or Sunday, then on the next business day), at such place and at such hour as may from time to time be fixed by the Board, or on such other day as may be set from time to time by the Board of Directors. Written notice of regular meetings of the Board need not be given to each director in advance of the meeting.

         Section 4. Special Meetings: A special meeting of the Board of Directors may be called at any time by order of the Chairman of the Board, the President, or by any two of the directors in office at the time of that meeting. The Secretary shall give notice of the time, place, and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or the telephoning or telegraphing the same at least one day before the meeting to each director.

         Section 5. Conduct of Meetings: At meetings of the Board of Directors, the Chairman of the Board, the President, or a designated Vice President shall preside. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting





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may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be terminated.

         Section 6. Consent in Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices, outside of this state.

         Section 7. Conference Telephone: One or more directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

         Section 8. Compensation: Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                              ARTICLE V - OFFICERS

         Section 1. The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Chairman, one or more Vice Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

         Section 2. Salaries: Salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 3. Term of Office: The officers of the corporation shall hold office for the term determined by the Board of Directors. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

         Section 4. Chairman of the Board: The Chairman of the Board of Directors if elected, or failing his election, the President, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-Laws.

         Section 5. President: The President shall be the chief executive officer of the corporation; in the absence of the Chairman he shall preside at all meetings of the stockholders and directors; he shall have general and active







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management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts, requiring a seal, under the seal of the corporation. He shall be ex-officio a member of all committees. He shall exercise such duties as customarily pertain to the office of President, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation. Section

         6. Secretary: The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

         Section 7. Treasurer: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                             ARTICLE VI - VACANCIES

         Section 1. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

         Section 2. Resignations Effective at Future Date: When one or more directors shall resign from the Board, effective at a future date, a majority of





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the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

               ARTICLE VII - STOCK CERTIFICATES, DIVIDENDS, ETC.

         Section 1. The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President (or in his absence, the Vice-President) and the Secretary (or in his absence, the Treasurer). If certificates are signed by the Transfer Agent, acting on behalf of the corporation, the signatures of the officers of the corporation may be made by facsimile.

         Section 2. Transfers: Transfers of shares shall be made on the books of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

         Section 3. Lost Certificate: The corporation may issue a new certificate of stock in the place of any certificate theretofore signed by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 4. Transfer Agent: The Board of Directors shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

         Section 5. Record Date: In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

         If no record date is fixed:

                  (a) The record date for determining stockholders entitled to notice of or to vote at meeting of stockholders shall be at the close of business on the day next preceding the day on





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                  which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

                  (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6. Dividends: The Board of Directors may declare and pay dividends upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

         Section 7. Reserves: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                    ARTICLE VIII - MISCELLANEOUS PROVISIONS

         Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

         Section 2. Fiscal Year: The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Corporation. Unless otherwise designated, the calendar year shall be the fiscal year.

         Section 3. Notice: Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it





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shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

         Section 4. Waiver of Notice: Whenever any written notice is required by statute, or by the Certificate of Incorporation or the By-Laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 5. Resignations: Any director or other officer may resign at any time, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

                         ARTICLE IX - ANNUAL STATEMENT

         Section 1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                             ARTICLE X - AMENDMENTS

         Section 1. These By-Laws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose, or by action of the Board of Directors as permitted in the provisions of the corporation's Articles of Incorporation, as amended.

                        ARTICLE XI - INDEMNIFICATION OF
              OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

         (a) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by





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reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such





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determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         (h) For purposes of this Section, references to the corporation shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person now is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this Section, references to other enterprises shall include employee benefit plans; references to fines shall include any excise taxes assessed on a person with respect to an employee benefit plan and





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references to serving at the request of the corporation shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation as referred to in this Section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.





                            CERTIFICATE OF SECRETARY

         The undersigned hereby certifies that:

                1. He is the duly elected and acting Secretary of Naturade, Inc., a Delaware corporation; and

                2. The foregoing Amended and Restated Bylaws constitute the Bylaws of such corporation as duly adopted by the Corporation and as amended through December 7, 2001.

         IN WITNESS WHEREOF, I have executed this Certificate of Secretary as of December 7, 2002.

                               Lawrence J. Batina

                             /s/ Lawrence J. Batina
                             ______________________



















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